Filed Pursuant to Rule 424(b)(5)
Registration No. 333-254261
PROSPECTUS SUPPLEMENT
(to Prospectus dated May 5, 2021)

$60,000,000
Common Stock
We have entered into an At-The-Market Offering Agreement, or the ATM Agreement, with Craig-Hallum Capital Group LLC, or Craig-Hallum, relating to the sale of up to $60,000,000 of shares of our common stock, $0.01 par value per share, aggregate offering price of up to $60,000,000 from time to time through Craig-Hallum, as our agent.
Our common stock is traded on the Nasdaq Capital Market under the symbol “CEMI”. On July 16, 2021, the closing price of our common stock on the Nasdaq Capital Market was $2.41 per share. During the 18 months prior to the date of this prospectus supplement, our common stock has traded at a low of $2.25 and a high of $15.89. From the beginning of 2021 through July 16, 2021, our common stock has traded at a low of $2.38 and a high of $8.75.
Sales of common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market” equity offerings as defined in Rule 415 under the Securities Act of 1933, including: sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common stock; sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices; and/or any other method permitted by law. Craig-Hallum is not required to sell a certain number of shares or dollar amount of common stock. Craig-Hallum will use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with their normal trading and sales practices, on mutually agreed terms between Craig-Hallum and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Craig-Hallum will be entitled to a commission equal to 3.5% of the gross sales price per share sold under the ATM Agreement. In connection with its sale of common stock on our behalf, Craig-Hallum may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933 and the compensation of Craig-Hallum may be deemed to be underwriting commissions or discounts.
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement for a discussion of important factors you should carefully consider before making an investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Craig-Hallum
The date of this prospectus supplement is July 19, 2021.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and related matters. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to this offering. We incorporate by reference important information into this prospectus supplement and the accompanying prospectus. You may obtain the information incorporated by reference into this prospectus supplement and the accompanying prospectus without charge by following the instructions under “Where You Can Find More Information” in the accompanying prospectus. You should carefully read both this prospectus supplement and the accompanying prospectus, as well as additional information described under “Documents Incorporated by Reference” in this prospectus supplement, before deciding to invest in shares of our common stock. To the extent the information set forth in this prospectus supplement differs or varies from the information set forth in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the agent has authorized anyone to provide you with different information. This prospectus supplement and the accompanying prospectus are not an offer to sell, nor are they soliciting an offer to buy, the offered shares of common stock in any state or other jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is only accurate as of the date the information is presented.
For investors outside of the United States: Neither we nor the agent has done anything that would permit this offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside of the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus supplement and the accompanying prospectus outside of the United States.
The words “we,” “our,” “us,” “and “Chembio” refer to Chembio Diagnostics, Inc., unless we indicate otherwise.
DPP is our registered trademark, and our logo design is our trademark. For convenience, these trademarks appear in this prospectus supplement without ® and ™ symbols, but that practice does not mean that we will not assert, to the fullest extent under applicable law, our rights to the trademarks. This prospectus supplement also includes trademarks, tradenames and service marks owned by other organizations,
S-ii

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights selected information contained or incorporated by reference in this prospectus supplement. Because the following is only a summary, it does not contain all of the information you should consider before investing in our common stock. Before making an investment decision, you should carefully read all of the information, including the risks factors and the financial statements and related notes, contained and incorporated by reference in this prospectus supplement and the accompanying prospectus.
Our Company
Overview
We develop, manufacture and commercialize point-of-care tests for the detection and diagnosis of infectious diseases, including COVID 19, sexually transmitted disease, and fever and tropical disease.
Our product portfolio is based upon our proprietary DPP technology, a diagnostic platform that provides high-quality, cost-effective results in 15 to 20 minutes using fingertip blood, nasal swabs and other sample types. The DPP technology platform addresses the rapid diagnostic test market, which includes infectious diseases, cardiac markers, cholesterol and lipids, pregnancy and fertility, and drugs of abuse. Compared with traditional lateral flow technology, the DPP technology platform can provide enhanced sensitivity and specificity, advanced multiplexing capabilities and, with the DPP Micro Reader, quantitative results.
We target the market for rapid diagnostic test solutions for infectious diseases, which is driven by the high prevalence of infectious diseases globally, an increase in the geriatric population, growing demand for rapid test results, and advancements in multiplexing. We have a broad portfolio of infectious disease products, which prior to 2020 were focused principally on sexually transmitted disease and fever and tropical disease. In 2020 we began the process of shifting resources to seek to leverage the DPP technology platform to address the acute and escalating need for diagnostic testing for COVID-19. We currently are pursuing (a) an emergency use authorization, or EUA, from the U.S. Food and Drug Administration, or FDA, as well as 510(k) clearance from the FDA, for the DPP SARS-CoV-2 Antigen test system, (b) an EUA from the FDA for the DPP Respiratory Panel, and (c) a Clinical Laboratory Improvement Amendment, or CLIA, waiver from the FDA for the DPP HIV-Syphilis test system.
Our products are sold globally, directly and through distributors, to medical laboratories and hospitals, governmental and public health entities, non-governmental organizations, medical professionals, and retail establishments. We continue to seek to expand our commercial distribution channels.
Financial Position and Purpose of this Offering
There is substantial doubt as to our ability to continue as a going concern through one year after the date of this prospectus supplement as the result of a number of factors and considerations affecting our liquidity, including the uncertainty of the timing and any receipt of the regulatory approvals we are pursuing, the timing of progress on and results of clinical trial programs with respect to those approvals, our investment in inventory, and the timing and any receipt of product orders from the commercialization of our COVID-19 diagnostic test systems and other diagnostic test systems both within and outside the United States. For a discussion of these and other matters that negatively affected our liquidity, please see the Current Report on Form 8-K we filed with the Securities and Exchange Commission, or the SEC, on July 19, 2021, as such discussion may be amended or supplemented in any subsequent filings we make with the SEC as set forth “Documents Incorporated by Reference” in this prospectus supplement.
We intend to use the initial net proceeds, if any, from this offering, principally for working capital to address our liquidity needs and to use any subsequent net proceeds as described under “Use of Proceeds.” We believe we will need to raise capital in the near future in order to have sufficient resources to fund our operations and meet the obligations specified in our $20,000,000 senior secured credit agreement and guaranty for the next twelve months. Our inability to raise capital on acceptable terms in this offering would have a material adverse effect on our business, prospects, results of operations, liquidity and financial condition.
See “Risk Factors—Because of our liquidity limitations, we have concluded there is a substantial doubt about our ability to continue as a going concern and we will require additional capital to fund our operations, which capital may not be available to us on acceptable terms or at all.”

Corporation Information
We are incorporated in the State of Nevada. Our headquarters are located at 555 Wireless Blvd., Hauppauge, New York 11788, where our telephone number is (631) 924-1135. We maintain a website at www.chembio.com, where general information about us is available. We do not incorporate the information on our website into this prospectus supplement or the accompanying prospectus and you should not consider that information to be part of this prospectus supplement or the accompanying prospectus.
Offering
Common stock offered by us
Shares having an aggregate offering price of up to $60,000,000.
Common stock to be outstanding after this offering
Up to 45,192,496 shares, which assumes sales of up to 24,896,265 shares at an assumed public offering price of $2.41 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on July 16, 2021. The actual number of shares issued will vary depending on, among other things, the sales price of shares sold in this offering.
Manner of offering
“At the market” offering that may be made from time to time through our agent, Craig-Hallum Capital Group LLC. See “Plan of Distribution” beginning on page S-12.
Use of proceeds
We intend to use the initial net proceeds, if any, from this offering for working capital, as described under “—Our Company—Financial Position and Purpose of this Offering” and to use any additional net proceeds for general corporate purposes, which may include, but are not limited to, working capital and capital expenditures. See “Risk Factors—Because of our liquidity limitations, we have concluded there is a substantial doubt about our ability to continue as a going concern and we will require additional capital to fund our operations, which capital may not be available to us on acceptable terms or at all” on page S-5 and “Use of Proceeds” on page S-9.
Risk factors
Investing in the common stock involves substantial risks. See “Risk Factors” beginning on page S-5 for a description of certain of the risks you should consider before investing in our common stock.
Listing
Our common stock is listed on the Nasdaq Capital Market under the symbol “CEMI”.
The number of shares of common stock to be outstanding after this offering is based on 20,296,231 shares outstanding as of June 30, 2021 and excludes, as of that date, the following:
•	1,867,045 shares issuable upon the exercise of options with a weighted-average exercise price of $4.40 per share;
•	802,947 shares underlying restricted stock units; and
•	2,502,911 shares reserved for future issuance under our 2019 Omnibus Incentive Plan.

NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act, which statements are subject to the safe harbor created by those sections. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” or words or phases of similar meaning. Forward-looking statements may include statements relating to amounts sold under our ATM Agreement with Craig-Hallum Capital Group LLC pursuant to which this offering is being made and the use of net proceeds from this offering, the value of our technology, our future products and product applications, the timing of our products coming to market, our management of finances, and our exploration of strategic alternatives. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements.
The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward-looking statements:
•	our limited cash position and sources of liquidity, including constraints on the availability of resources for introduction and marketing of our products;
•	the COVID-19 pandemic or other health pandemics and epidemics;
•	our ability to obtain or maintain necessary regulatory approvals for some of our products;
•	our ability to attract and retain key employees;
•	the timely development of competitive new products and services, and the acceptance of those products and services by new and existing customers;
•	the lack of availability of alternative third-party suppliers for certain important product components;
•	the timely development of competitive new products and services, and the acceptance of these products and services by new and existing customers;
•	the willingness of users to substitute competitors’ products and services for our products and services;
•	new developments in health treatments or new non-diagnostic products that reduce or eliminate the demand for our products;
•	changes in consumer spending and savings habits;
•	the strength of the U.S. economy in general and the strength of the local economies in which we operate;
•
geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad;

•	the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies;
•	inflation, interest rate, market and monetary fluctuations;
•	technological changes;
•	continued funding of, and our ability to participate in, large testing programs in the United States and worldwide;
•	uncertainty as to our future profitability;
•	the impact of changes in financial services policies, laws and regulations, including those concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies;

•	the effect of acquisitions we may make, including the failure to achieve expected revenue growth or expense savings;
•	the growth and profitability of non-interest or fee income being less than expected; and
•	unanticipated regulatory or judicial proceedings.
Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.
You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before you decide whether to purchase our common stock, you should carefully consider all of the information in this prospectus supplement and the accompanying prospectus, including the risks and uncertainties described below, and all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including other risks and uncertainties described under “Risk Factors” or a similar heading. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our common stock could decline and you could lose all or part of your investment.
Because of our liquidity limitations, we have concluded there is a substantial doubt about our ability to continue as a going concern and we will require additional capital to fund our operations, which may not be available to us on acceptable terms or at all.
Based on our current projection of revenue, expenses, capital expenditures, debt service and cash flows, we will not have sufficient resources to fund our operations and meet the obligations specified in the documents governing our convertible financing for the next twelve months following the date of this prospectus supplement. Our diagnostic test products require ongoing funding to continue our current development and operational plans and we have a history of net losses. We intend to continue to expend substantial resources for the foreseeable future in connection with the continued development of our products, to the extent such resources are available to us. These expenditures would include costs associated with research and development activity, corporate administration, business development, debt service, marketing and selling of our products, and shareholder litigation. In addition, other unanticipated costs may arise. We believe that additional capital will be required to fund our operations, as described under “Item 2.02. Results of Operations and Financial Condition—Estimated Cash Position and Related Actions” in our Current Report on Form 8-K filed with the SEC on July 19, 2021.
To fund our operations and obligations, we may need to raise capital in one or more debt and/or equity offerings. However, there can be no assurance that we will be successful in raising the necessary capital or that any such offering will be available to us on terms acceptable to us, or at all. If we are unable to raise additional capital that may be needed on terms acceptable to us, it could have a material adverse effect on our company. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may have to significantly delay, scale back or discontinue the development or commercialization of one or more of our products or one or more of our other research and development initiatives. The outbreak of the COVID-19 pandemic has significantly disrupted world financial markets, negatively impacted U.S. market conditions and may reduce opportunities for us to seek out additional funding. A decline in the market price of our common stock, coupled with the suspension of trading of our common stock on the Nasdaq Capital Market, could make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. These reasons also contributed to our determination that there is substantial doubt about our ability to continue as a going concern.
Any doubt about our ability to continue as a going concern may materially and adversely affect the price of our common stock, and it may be more difficult for us to obtain financing. Any doubt about our ability to continue as a going concern may also adversely affect our relationships with current and future employees, suppliers, vendors, customers, regulators and investors, who may become concerned about our ability to meet our ongoing financial obligations. There is risk that, among other things:
•	third parties lose confidence in our ability to continue to operate in the ordinary course, which could impact our ability to execute on our business strategy;
•	it may become more difficult to attract, retain or replace employees;
•	employees could be distracted from performance of their duties;
•
we could lose some or a significant portion of our liquidity, either due to stricter credit terms from vendors, or, in the event we undertake a Chapter 11 proceeding and conclude that we need to procure debtor-in-possession financing, an inability to obtain any needed debtor-in-possession financing or to provide adequate protection to certain secured lenders to permit us to access some or all of our cash; and

•	our vendors and service providers could seek to renegotiate the terms of our arrangements, terminate their relationships with us or require financial assurances from us.

Management will have broad discretion as to the use of any net proceeds of this offering, and we may not use those net proceeds effectively.
Our management will have broad discretion in the application of the net proceeds of this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and could cause the price of our common stock to decline.
The price of our common stock could continue to be volatile, and your investment could lose value.
The price of our common stock has been volatile, subject to rapid and substantial decreases in stock price, and may be volatile in the future. During the 18 months prior to the date of this prospectus supplement, our common stock has traded at a low of $2.25 and a high of $15.89. From the beginning of 2021 through July 16, 2021, our common stock has traded at a low of $2.38 and a high of $8.75. As a result of this volatility, investors could experience losses on their investment in our common stock.
The stock market is subject to significant price and volume fluctuations, and the price of our common stock could fluctuate widely in response to several factors, including, but not limited to: our cash flows and cash position; the duration and severity of the COVID-19 pandemic; our quarterly or annual operating results; investment recommendations by securities analysts following our business or our industry; additions or departures of key personnel; changes in our business, earnings estimates or market perceptions of our competitors; our failure to achieve operating results consistent with securities analysts’ projections; changes in industry, general market or economic conditions; and announcements of legislative or regulatory change.
Overall, the stock market has experienced price and volume fluctuations that have affected the market price of our common stock, as well as the stock of many other similar companies. Such price fluctuations are generally unrelated to the operating performance of the specific companies whose stock is affected.
Since the stock price of our common stock has fluctuated in the past, has been recently volatile and may be volatile in the future, investors in our common stock could incur substantial losses. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects. We are currently subject to securities class-action litigation as described in periodic and current reports that we have filed with the SEC and that are incorporated by reference in this prospectus supplement and the accompanying prospectus. There can be no guarantee that our stock price will remain at current levels or that future sales of our common stock will not be at prices lower than those sold to investors in this offering.
Securities of certain companies have recently experienced significant and extreme volatility in stock price due to short sellers of shares of common stock, known as a “short squeeze.” Short squeezes have caused extreme volatility in those companies and in the market and have led to the price per share of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Sharp rises in a company’s stock price may force traders in a short position to buy the stock to avoid even greater losses. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment as the price per share has declined steadily as interest in those stocks have abated. There can be no assurance that we will not, in the future be, a target of a short squeeze, and you may lose a significant portion or all of your investment if you purchase our shares at a rate that is significantly disconnected from our underlying value.
You will experience immediate and substantial dilution in the net tangible book value per share of common stock you purchase.
Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of our common stock you purchase in this offering. Based on an assumed public offering price of $2.41 per share, the last reported sale price of our common stock on July 16, 2021 on the Nasdaq Capital Market, and our net tangible book value as of March 31, 2021, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $0.83 per share with respect to the net tangible book value of common stock. See “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

You may experience future dilution as a result of future purchases in this offering, future equity offerings and the exercise of outstanding options and restricted stock units.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock, including future sales of shares of common stock in this offering. We cannot assure you that we will be able to sell shares or other securities in this or any other offering at a price per share that is equal to or greater than the price per share paid by you in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share you pay in this offering. As of June 30, 2021, 2,502,911 shares of common stock were reserved for future issuance under our 2019 Omnibus Incentive Plan, 1,867,045 shares were subject to outstanding options, and 802,947 shares were subject to outstanding restricted stock units. You will incur dilution upon vesting of restricted stock units, and you may incur dilution upon exercises of stock options.
Our common stock may have limited liquidity, and investors may not be able to sell as much stock as they want at prevailing market prices or at all.
The liquidity of our common stock depends on several factors, including our financial results and overall market conditions, so it is not possible to predict whether this level of liquidity will continue, be sustained, or decrease. Decreased trading volume in our stock would make it more difficult for investors to sell their shares in the public market at any given time at prevailing prices. Our management and larger stockholders exercise significant control over our company.
Decreased trading volume in our stock would make it more difficult for investors to sell their shares in the public market at any given time at prevailing prices. Although there is no affiliation between our management and our larger stockholders, they could exercise significant control over our company if they voted their shares in a similar manner.
Future sales of shares by existing stockholders could cause our stock price to decline.
Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of common stock intend to sell shares, could reduce the market price of our common stock, even if there is no relationship between such sales and the performance of our business.
Because we have no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.
We intend to retain future earnings, if any, for future operations and expansion of our business and have no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of common stock will be at the sole discretion of our board of directors. Our board of directors may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications on the payment of dividends by us to our stockholders or by our subsidiaries to us and such other factors as our board of directors may deem relevant. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it.
Our ability to utilize our net operating loss carryforwards and certain other tax attributes may be limited.
Our ability to utilize our federal net operating loss and tax credit carryforwards may be limited under Sections 382 and 383 of the U.S. Internal Revenue Code of 1986, or the Code. The limitations apply if we experience an “ownership change” (generally defined as a greater than 50 percentage point change (by value) in the ownership of our equity by certain stockholders over a rolling three-year period). Similar provisions of state tax law may also apply to limit the `use of our state net operating loss carryforwards.
We experienced an ownership change in 2004 and 2006, and we estimate a portion of our existing federal net operating loss carryforwards are subject to an annual limitation under Section 382 of the Code. Since our ownership change in 2006, we have not assessed whether an ownership change has subsequently occurred. If we have experienced an ownership change at any time since our ownership change in 2006, we may already be subject to limitations on our ability to utilize our net operating losses and other tax attributes generated before such additional ownership change to offset post-change taxable income. In addition, future changes in our stock ownership, which may be outside of our control, may trigger an ownership change and, consequently, the limitations under Sections 382 and 383 of the Code. As a result, if or when we earn net taxable income, our ability to use our pre-change net operating loss carryforwards and other tax attributes to offset such taxable income may be subject to limitations, which could adversely affect our future cash flows.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of shares of our common stock offered hereby. Except as described in any free writing prospectus that we may authorize to be provided to you, we currently anticipate that the initial net proceeds from the sale of the common stock offered under this prospectus supplement will be used for working capital, as described under “Prospectus Supplement Summary—Our Company—Financial Position and Purpose of this Offering” and to use any additional net proceeds for general corporate purposes, which may include, but are not limited to, working capital and capital expenditures. See “Risk Factors—Because of our liquidity limitations, we have concluded there is a substantial doubt about our ability to continue as a going concern and we will require additional capital to fund our operations, which capital may not be available to us on acceptable terms or at all” above.
Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing instruments or other securities.

DILUTION
If you invest in our common stock, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Net tangible book value per share is equal to our total net assets (total assets less total liabilities) minus intangible assets and goodwill, divided by the number of shares of common stock outstanding.
Our net tangible book value as of March 31, 2021 was $14.2 million, or $0.70 per share of common stock. After giving effect to the sale of shares of our common stock in the aggregate amount of $60,000,000 at an assumed offering price of $2.41 per share, the last reported sale price of our common stock on July 16, 2021 on the Nasdaq Capital Market, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2021 would have been $71.4  million, or $1.58 per share. This would represent an immediate increase in net tangible book value of $0.88 per share to existing stockholders and immediate dilution of $0.83 per share to new investors purchasing shares in this offering. The following table illustrates this calculation:
Assumed public offering price per share		$2.41
Net tangible book value per share as of March 31, 2021	$0.70
Increase in net tangible book value per share attributable to this offering	0.88
As-adjusted net tangible book value per share as of March 31, 2021,
after giving effect to this offering		1.58
Dilution per share to new investors in this offering		$0.83
The table above assumes, for illustrative purposes only, that an aggregate of 24,896,265 shares of common stock are sold at an assumed offering price of $2.41 per share, for aggregate gross proceeds of approximately $60,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price of $2.41 per share shown in the table above, assuming all of our common stock in the aggregate amount of $60,000,000 is sold at that price, would not change our as-adjusted net tangible book value per share after the offering but would increase the dilution in net tangible book value per share to new investors in this offering to $1.16 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed offering price of $2.41 per share shown in the table above, assuming all of our common stock in the aggregate amount of $60,000,000 is sold at that price, would not change our as-adjusted net tangible book value per share after the offering but would decrease the dilution in net tangible book value per share to new investors in this offering to $0.53 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.
To the extent that any options are exercised, any restricted stock units vest, any new options, restricted stock units or other equity awards are issued under our 2019 Omnibus Incentive Plan, or we otherwise issue additional shares of common stock in the future, there may be further dilution to new investors.
For purposes of the above illustrations of dilution per share to investors participating in this offering, the number of shares of common stock to be outstanding after this offering is based on 20,296,231 shares outstanding as of June 30, 2021 and excludes, as of that date, the following:
•	1,867,045 shares issuable upon the exercise of options with a weighted-average exercise price of $4.40 per share;
•	802,947 shares underlying restricted stock units; and
•	2,502,911 shares reserved for future issuance under our 2019 Omnibus Incentive Plan.

DESCRIPTION OF COMMON STOCK
We are authorized to issue (a) 100,000,000 shares of common stock, $0.01 par value per share, and (b) 10,000,000 shares of preferred stock, $0.01 par value per share. As of June 30, 2020, no shares of preferred stock were outstanding and there were outstanding:
•	20,296,231 shares of common stock held by approximately 114 stockholders of record;
•	stock options exercisable, upon vesting, to acquire 1,867,045 shares of common stock; and
•	802,947 shares of common stock underlying restricted stock units.
The actual number of holders of common stock is greater than the number of record holders and includes holders who are beneficial owners but hold their shares in street name by brokers and other nominees. The number of holders of record also does not include stockholders that may hold shares in trust or by other entities.
Our common stock is traded on the Nasdaq Capital Market under the symbol “CEMI”. The transfer agent and registrar for our common stock is Action Stock Transfer Corp.
For more information regarding our capital stock, including a summary of the rights of the common stock and our preferred stock, please see “Description of Capital Stock—Common Stock” in the accompanying prospectus.

PLAN OF DISTRIBUTION
We have entered into an At-The-Market Agreement, or the ATM Agreement, with Craig-Hallum Capital Group LLC, or Craig-Hallum, under which we may offer and sell up to $60,000,000 of shares of our common stock, $0.01 par value per share, from time to time through Craig-Hallum acting as agent. Sales of shares of common stock, if any, under this prospectus supplement and the accompanying base prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.
Each time we wish to issue and sell our shares of common stock under the ATM Agreement, we will notify Craig-Hallum of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Craig-Hallum, unless Craig-Hallum declines to accept the terms of such notice, Craig-Hallum has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Craig-Hallum under the ATM Agreement to sell shares of common stock are subject to a number of conditions that we must meet. Craig-Hallum may engage in passive market making transactions in the shares of common stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act.
The settlement of sales of shares between us and Craig-Hallum is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Craig-Hallum may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay Craig-Hallum a commission equal to 3.5% of the aggregate gross proceeds we receive from the sale of shares of common stock pursuant to the ATM Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the sales agreement, we agreed to reimburse Craig-Hallum for the reasonable fees and expenses of its legal counsel incurred in connection with entering into the transactions contemplated by the sales agreement in an amount not to exceed $100,000 in the aggregate. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Craig-Hallum under the terms of the ATM Agreement, will be approximately $675,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.
Craig-Hallum will provide written confirmation to us no later than the open of trading on The Nasdaq Global Market on the trading day immediately following each trading day on which our shares of common stock are sold under the ATM Agreement. Each confirmation will include the number of shares sold on that day, the price or prices at which such shares were sold, the aggregate gross proceeds of such sales, the proceeds to us and the commission payable to Craig-Hallum with respect to such sales.
In connection with the sale of our shares of common stock on our behalf, Craig-Hallum will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Craig-Hallum will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Craig-Hallum against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Craig-Hallum may be required to make in respect of such liabilities.
The offering of our shares of common stock pursuant to the ATM Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the ATM Agreement and (ii) the termination of the ATM Agreement as permitted therein. We and Craig-Hallum may each terminate the ATM Agreement at any time by giving written notice, provided that such termination will not be effective until the close of business on the date specified in such notice received by Craig-Hallum or us, as the case may be, in accordance with the ATM Agreement.
This summary of the material provisions of the ATM Agreement does not purport to be a complete statement of its terms and conditions. A copy of the ATM Agreement will be filed as an exhibit to a current report on Form 8-K filed under the Exchange Act on the date hereof and is incorporated by reference in this prospectus supplement.
Any portion of the $60,000,000 included in this prospectus supplement that is not previously sold or included in an active issuance notice pursuant to the ATM Agreement is available for sale in other offerings pursuant to the accompanying base prospectus, and if no shares are sold under the ATM Agreement, the full $60,000,000 of securities may be sold in other offerings pursuant to the accompanying base prospectus.

Our common stock is listed on the Nasdaq Capital Market and trades under the symbol “CEMI”. The transfer agent and registrar for our common stock is Action Stock Transfer Corp.
Craig-Hallum and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Craig-Hallum may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Craig-Hallum may at any time hold long or short positions in such securities. Craig-Hallum has performed, is currently performing and may in the future perform, various financial advisory and investment banking services for us in connection with our evaluation of potential strategic transactions, for which they received or will receive customary fees and expenses.
A prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by Craig-Hallum, and Craig-Hallum may distribute the prospectus supplement and the accompanying base prospectus electronically.
Offer Restrictions Outside the United States
Other than in the United States, no action has been taken by us or Craig-Hallum that would permit a public offering of the common stock offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The common stock offered by this prospectus supplement and the accompanying base prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such common stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS
Certain matters concerning this prospectus and future offerings will be passed upon for us by K&L Gates LLP, Boston, Massachusetts. The validity of the common stock offered hereby has been passed upon for us by Ballard Spahr LLP, Las Vegas, Nevada.
EXPERTS
The consolidated financial statements of Chembio Diagnostics, Inc. appearing in Chembio Diagnostics, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements as of December 31, 2019 and for the year then ended incorporated by reference in this prospectus and the registration statement of which this prospectus is a part have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

DOCUMENTS INCORPORATED BY REFERENCE
We file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents are on file with the SEC. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 relating to securities including the common stock offered by this prospectus supplement and the accompanying prospectus, which have been filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement. For further information about us and the common stock offered by this prospectus supplement and the accompanying prospectus we refer you to the registration statement and the exhibits and schedules which may be obtained as described above.
The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in the accompanying prospectus supersedes information incorporated by reference that we filed with the SEC before the date of the prospectus, and information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus or incorporated by reference. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus supplement have been sold; provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any current report on Form 8-K:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 11, 2021, as amended by Amendment No. 1 thereto filed with the SEC on April 30, 2021;
•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 filed with the SEC on May 6, 2021; and
•	our Current Reports on Form 8-K filed with the SEC on March 8, 2021, March 11, 2021, May 6, 2021, June 10, 2021, June 25, 2021 and July 19, 2021.
The consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 should be read in conjunction with the disclosures set forth in “Item 2.02. Results of Operations and Financial Condition—Estimated Cash Position and Related Actions” in our Current Report on Form 8-K filed with the SEC on July 19, 2021 and in “Risk Factors—Because of our liquidity limitations, we have concluded there is a substantial doubt about our ability to continue as a going concern and we will require additional capital to fund our operations, which capital may not be available to us on acceptable terms or at all” above, which disclosures pertain to factors and considerations with respect to our liquidity that raise substantial doubt as to our ability to continue as a going concern through one year after the date of this prospectus supplement.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Chembio Diagnostics, Inc.
555 Wireless Blvd.
Hauppauge, New York 11788
(631) 924-1135
Attention: Corporate Secretary
Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus supplement or the accompanying prospectus.

PROSPECTUS
$100,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units
We may offer and sell up to $100,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. For more information, please see “About This Prospectus” and “Plan of Distribution” in this prospectus. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of the securities.
Our common stock is listed on the Nasdaq Capital Market under the symbol “CEMI”.
Investing in these securities involves significant risks. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 5, 2021.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time in one or more offerings of up to a total of $100,000,000, as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics, estimates and projections that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
References in this prospectus to “our company,” “our,” “us,” “we” and similar terms refer to Chembio Diagnostics, Inc. and not, unless the context otherwise requires, subsidiaries of Chembio Diagnostics, Inc.
Our logo design is one of our trademarks. This prospectus also includes trademarks, tradenames, and service marks that are the property of other organizations. For convenience, our logo appears in this prospectus without the ™ symbol, but those uses are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights to this trademark.

WHERE YOU CAN FIND MORE INFORMATION
Available Information
We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC.
Our website address is www.chembio.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus or any prospectus supplement. We have included our website address as an inactive textual reference only.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
We incorporate by reference our documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any Compensation Committee report and performance graph or any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 11, 2021;
•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 13, 2021; and

•	our Current Reports on Form 8-K filed with the SEC on March, 8, 2021 and March 11, 2021.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Chembio Diagnostics, Inc.
555 Wireless Blvd.
Hauppauge, New York 11788
(631) 924-1135
Attention: Corporate Secretary
Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement.

ABOUT OUR COMPANY
We, and our subsidiaries, develop, manufacture and commercialize point-of-care tests for the detection and diagnosis of infectious diseases, including COVID-19, sexually transmitted disease, and fever and tropical disease. Our business commenced in 1985.
We are incorporated in the State of Nevada. Our headquarters are located at 555 Wireless Blvd., Hauppauge, New York 11788, where our telephone number is (631) 924-1135.
RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before acquiring any of such securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed by us, and all other information contained or incorporated by reference into this prospectus, as updated by our filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
USE OF PROCEEDS
We intend to use the net proceeds from the sale of securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
General
As of March 10, 2021, our authorized capital stock consisted of 100,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share.
The following summary describes our capital stock, including material provisions of our charter, our bylaws and Nevada law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our charter and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
Common Stock
As of March 10, 2021, there were outstanding (a) 20,182,357 shares of common stock held by approximately 115 stockholders of record and (b) options exercisable, upon vesting, to acquire 257,211 shares of common stock. The actual number of stockholders is greater than the number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.
Holders of common stock are entitled to one vote for each share held by them of record on our books in all matters to be voted on by the common stockholders.
Holders of common stock are entitled to receive dividends as may be legally declared from time to time by the board of directors, and, in the event of our liquidation, dissolution or winding up, to share ratably in all assets remaining after payment of liabilities and amounts owed with respect to any preferred stock or other senior securities. Declaration of dividends on common stock is subject to the discretion of the board of directors and will depend upon a number of factors, including our future earnings, our capital requirements, our financial condition, and any restrictions imposed by our debt instruments or senior securities. We have not declared dividends on common stock in the past, and we currently anticipate that retained earnings, if any, in the future will be applied to our expansion and development rather than the payment of dividends.
Holders of common stock have no preemptive or subscription rights and are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to common stock.
Under our corporate documents and Nevada law, the election of directors requires a plurality of the votes cast by holders of our outstanding common stock at the annual meeting, while other fundamental corporate actions, such as mergers and other business combinations, or amendments of our charter require the approval of the holders of a majority of outstanding common stock.
The number of shares of authorized common stock may be increased and altered from time to time through an amendment to our charter in the manner prescribed by Nevada law upon the approval of the holders of a majority of our outstanding common stock.
The transfer agent and registrar for the common stock is Action Stock Transfer Corp.
The common stock is listed on the Nasdaq Capital Market under the symbol “CEMI”.
Preferred Stock
Under the terms of our charter, the board of directors is authorized to issue up to 10,000,000 shares of preferred stock in one or more series, to establish the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of such shares and any qualifications, limitations or restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and other provisions, any or all of which may be greater than the rights of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others, and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

Nevada Law
Transactions with Interested Persons
Under Nevada law, a transaction with our company (i) in which one of our directors or officers has a direct or indirect interest or (ii) involving another corporation, firm or association in which one of our directors or officers is a director or officer of such other corporation, firm or association or has a financial interest in such other corporation, firm or association, is not void or voidable solely because of the director’s or officer’s interest or common role in the transaction if any one of the following circumstances exists:
•
the fact of the common directorship, office or financial interest is known to the board of directors or a committee of the board and a majority of disinterested directors on the board (or the committee) authorize, approve or ratify the transaction;

•
the fact of the common directorship, office or financial interest is known to the stockholders and disinterested stockholders holding a majority of the shares held by disinterested stockholders authorize, approve or ratify the transaction;

•	the fact of the common directorship, office or financial interest is not known to the director or officer at the time the transaction is brought to the board for action; or
•	the transaction was fair to us at the time it is authorized or approved.
Control Share Acquisition Provisions
Nevada law precludes an acquirer of the shares of a Nevada corporation who crosses one of three ownership thresholds (20%, 33 1∕3% or 50%) from obtaining voting rights with respect to those shares unless the disinterested holders of a majority of the shares held by disinterested stockholders vote to accord voting power to those shares. Nevada permits a corporation to opt out of the application of these control share acquisition provisions by so providing in the charter or bylaws. We have opted out of the application of these control share acquisition provisions in our bylaws.
Combinations with Interested Stockholders
Under Nevada law, except under certain circumstances, a corporation is not permitted to engage in a business combination with any “interested stockholder” for a period of two years following the date such stockholder became an interested stockholder. An “interested stockholder” is a person or entity who owns ten percent or more of the outstanding shares of voting stock. Nevada permits a corporation to opt out of the application of these business combination provisions by so providing in the charter. We have not opted out of the application of these business combination provisions in our charter.

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities that are senior or subordinated. We refer to senior debt securities and subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.
We may issue senior debt securities from time to time, in one or more series, under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture will be either filed as exhibits to the registration statement of which this prospectus forms a part or filed as exhibits to a Current Report on Form 8-K and incorporated by reference in such registration statement. The senior indenture and the subordinated indenture are referred to individually as an indenture and together as the indentures, and the senior trustee and the subordinated trustee are referred to individually as a trustee and together as the trustees. This section summarizes some of the provisions of the indentures and is qualified in its entirety by the specific text of the indentures, including definitions of terms used in the indentures. Wherever we refer to particular sections of, or defined terms in, the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.
Neither indenture will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.
General
The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank equally in right of payment with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of Subordinated Debt Securities—Subordination.” The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries unless such subsidiaries expressly guarantee such debt securities. Because the debt securities will be our unsecured obligations, any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.
The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:
•	the title and type of the debt securities;
•	whether the debt securities will be senior or subordinated debt securities, and, with respect to any subordinated debt securities the terms on which they are subordinated;
•	the initial aggregate principal amount of the debt securities;
•	the price or prices at which we will sell the debt securities;
•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;
•	the rate or rates, if any, at which the debt securities will bear interest, or the method of determining such rate or rates;
•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the method of determination of such dates;
•	the right, if any, to extend the interest payment periods and the duration of that extension;
•	the manner of paying principal and interest and the place or places where principal and interest will be payable;
•	provisions for a sinking fund, purchase fund or other analogous fund, if any;

•	any redemption dates, prices, obligations and restrictions on the debt securities;
•
the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;
•	whether the debt securities will be subject to the defeasance provisions in the indenture;
•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;
•	whether the debt securities will be guaranteed as to payment or performance;
•	any special tax implications of the debt securities;
•	any events of default or covenants in addition to or in lieu of those set forth in the indenture; and
•	any other material terms of the debt securities.
When we refer to “principal” in this section with reference to debt securities, we are also referring to premium, if any.
We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.
Holders may present debt securities for exchange and may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide those services without charge, although a holder may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.
Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par that are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.
We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.
Certain Terms of Senior Debt Securities
Covenants
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:
•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust;
•	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;
•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and
•
we have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided for in the senior indenture relating to such transaction have been complied with.

The restrictions described in the bullets above do not apply (1) to our consolidation with or merging into one of our affiliates, if our board of directors determines in good faith that the purpose of the consolidation or merger is principally to change our state of incorporation or our form of organization to another form or (2) if we merge with or into a single direct or indirect wholly-owned subsidiary of ours.
The surviving business entity will succeed to, and be substituted for, us under the senior indenture and the senior debt securities and, except in the case of a lease, we shall be released from all obligations under the senior indenture and the senior debt securities.
No Protection in the Event of a Change in Control
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Events of Default
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to senior debt securities of each series:
•	failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);
•
failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

•
default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach that is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•	certain events of bankruptcy or insolvency, whether or not voluntary; and
•	any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.
The default by us under any other debt, including any other series of debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.
If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall automatically become immediately due and payable.
Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.
Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive a continuing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities) or in respect of a covenant or provision of the senior indenture that cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.
The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. The trustee may, however, refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:
•	the holder gives the trustee written notice of a continuing event of default;
•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;
•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;
•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.
These limitations, however, do not apply to the right of any holder of a senior debt security of any affected series to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.
The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.

Satisfaction and Discharge
We can satisfy and discharge our obligations to holders of any series of debt securities if:
•	we have paid or caused to be paid the principal of and interest on all senior debt securities of such series (with certain limited exceptions) when due and payable; or
•	we deliver to the senior trustee for cancellation all senior debt securities of such series theretofore authenticated under the senior indenture (with certain limited exceptions); or
•
all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the senior trustee) and we deposit in trust an amount of cash or a combination of cash and U.S. government or U.S. government agency obligations (or in the case of senior debt securities denominated in a foreign currency, foreign government securities or foreign government agency securities) sufficient to make interest, principal and any other payments on the debt securities of that series on their various due dates; or

•
and if, in any such case, we also pay or cause to be paid all other sums payable under the senior indenture, as and when the same shall be due and payable, and we deliver to the senior trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.

Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.
Defeasance
Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and covenant defeasance will apply to any series of debt securities issued under the indentures.
Legal Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series, a procedure known as legal defeasance, if certain conditions are met, including the following:
•
We deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•
There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.
If we accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.
Covenant Defeasance. Without any change in current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities, a procedure known as covenant defeasance. In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):
•
We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.
•
We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.
Modification and Waiver
We and the trustee may amend or supplement the senior indenture or the senior debt securities of any series without the consent of any holder to:
•	convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;
•
evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939;
•
add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•
cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

•	provide for or add guarantors with respect to the senior debt securities of any series;
•	establish the forms or terms of the senior debt securities as permitted by the senior indenture;
•
evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•
add to, change or eliminate any of the provisions of the senior indenture in respect of one or more series of senior debt securities, provided that any such addition, change or elimination shall (a) neither (1) apply to any senior debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such senior debt security with respect to such provision or (b) become effective only when there is no senior debt security described in the preceding clause (a)(1) outstanding;

•	make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or
•	make any change that does not adversely affect the rights of any holder in any material respect.
Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification (voting as separate series); provided, however, that each affected holder must consent to any modification, amendment or waiver that:
•	extends the final maturity of any senior debt securities of such series;
•	reduces the principal amount of any senior debt securities of such series;

•	reduces the rate, or extends the time for payment of, interest on any senior debt securities of such series;
•	reduces the amount payable upon the redemption of any senior debt securities of such series;
•	changes the currency of payment of principal of or interest on any senior debt securities of such series;
•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;
•
waives a continuing default in the payment of principal of or interest on the senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities);

•
changes the provisions relating to the waiver of past defaults or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

•
modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification;

•	adversely affects the right to convert or exchange senior debt securities into common stock or other property in accordance with the terms of the senior debt securities; or
•
reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies or amends or waives certain provisions of or defaults under the senior indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.
No Personal Liability of Stockholders, Officers, Directors
The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.
Concerning the Trustee
The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The senior indenture and the provisions of the Trust Indenture Act of 1939 incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act of 1939), it must eliminate such conflict or resign.
We may have normal banking relationships with the senior trustee in the ordinary course of business.
Unclaimed Funds
All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such amounts became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.
Governing Law
The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.
Certain Terms of Subordinated Debt Securities
Similarity to Certain Terms of Senior Debt Securities
Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities. Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.
Subordination
The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.
The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:
•	all of the indebtedness of that person for money borrowed;
•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;
•	all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;
•
all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•
all renewals, extensions or refunding of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of common stock, shares of preferred stock or debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•
the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•
the designation, stated value and terms (including liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;
•	the terms of any rights to redeem or call the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	U.S. federal income tax consequences applicable to the warrants; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange, exercise and settlement of the warrants.
Holders of equity warrants will not be entitled to:
•	vote, consent or receive dividends;
•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•	exercise any rights as stockholders of Sienna.
Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up of the common stock or preferred stock, if any.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including the following, as applicable:
•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain U.S. federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, whom we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and if not otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•	an Event of Default has occurred and is continuing with respect to such series of securities, then we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as Clearstream, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as Euroclear, either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations that are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
•	at fixed prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any common stock that we issue and sell will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS
Certain matters concerning this prospectus and future offerings will be passed upon for us by K&L Gates LLP, Boston, Massachusetts. The validity of the securities offered hereby has been passed upon for us by Ballard Spahr LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Chembio Diagnostics, Inc. appearing in Chembio Diagnostics, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements as of December 31, 2019 and for the year then ended incorporated by reference in this prospectus and the registration statement of which this prospectus is a part have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

$60,000,000

Chembio Diagnostics, Inc.
Common Stock
PROSPECTUS SUPPLEMENT
Craig-Hallum
July 19, 2021